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                                                             EXHIBIT (j)(4)(iii)




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement of Van Kampen Equity Trust (Form N-1A) and in the related Prospectus and Statement of Additional Information of Van Kampen
Small Cap Growth Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 41 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-8122) and in this Amendment No. 42 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4805).





                                        /s/Ernst & Young LLP

                                        ERNST & YOUNG LLP

Chicago, Illinois
October 19, 2000